UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

A.	Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2006 Report on Form 10-K filed on April 2, 2007.

B.	Supplemental Information

On November 15, 2007, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”) and Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Welcome to our third quarter earnings conference call. I would like to start off by saying that we experienced our best financial quarter ever in terms of Revenues and EBITDA. We exceeded the prior revenue record by 8% and EBITDA by 22%, both of which occurred during the third quarter of 2004.

While we didn’t break attendance records, our attendance increased 12% during the quarter versus prior year. On a year to date basis through the third quarter, our attendance was up 2%. The increase was driven by our Florida and Outer United States markets which had double digit growth for the quarter and mid single digit growth on a year to date basis. The improvement in these markets was due to our new advertising campaigns and compelling product offers as well as from the enhancement of our sales force / investment in sales channels. Locally, we also benefited from the change in the Florida school calendar which went back into session in most areas a couple weeks later than usual. Our international market also had mid single digit growth for the quarter, however was still lower than prior year on a year to date basis with low single digit declines.

Our total revenues increased $41 million, or 18%, which was driven by a 6% growth in theme park per capita spending, due to a variety of initiatives and improved product mix. Our total operating expenses increased by $13 million, or 8%. This was mostly due to variable expenses that fluctuate with our attendance and revenues, such as front line labor, costs of goods sold and management fees. For the quarter our EBITDA increased $31 million, or 39%. Net income increased by more than $29 million on a consolidated basis and at the UCDP level.

For the September year-to-date period UCDP produced $248 million in operating cash flow, which was favorable by $73 million through the same period in prior year. This favorability was due to $45 million in increased net income, and $28 million in working capital versus prior year.

Cash used in investing activities consisted of $44 million in capital expenditures versus $33 million in the prior year as we begin construction of our Simpsons™ and Harry Potter™ projects discussed on prior calls. Our capital expenditures will continue to increase during the remaining quarter as we proceed with construction towards our estimated spend of approximately $100 million for the year, including intellectual property spend. Also included in investing activities, was our receipt of $3.5 million from Universal Singapore and $3.4 million from Universal Dubai for reimbursement of research and development costs relating to various attractions in our parks.

Holdings generated operating cash flow of $218 million, which is $248 million UCDP less Holdings interest.

At the end of the third quarter we believe we were in compliance with all of our required financial ratios and we had $100 million in availability under our revolver. UCDP had cash of $230 million with an incremental $10 million at Holdings for a consolidated total of $240 million. We also had basket availability of $142 million for UCDP and $172 million for Holdings.

We are looking forward to the rest of 2007. A few of the highlights include:

•	We just concluded a very successful Halloween Horror Nights® event, which we saw record breaking attendance.

•	We are anticipating a good holiday season which will include the Macy’s parade and Grinchmas.

As for Longer term

•	Construction for the Simpsons™ attraction is well underway and the opening is expected to be late in the first quarter next year.

•

We are in the very early stages of clearing land for the Wizarding World of Harry Potter, our largest project since we constructed Islands of Adventure and are excited about what this will bring to the resort. Our agreement requires us to open by the summer of 2010; however we are targeting the opening of the themed area for late in 2009.

C.	Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: November 15, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: November 15, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer (Principal Financial Officer)